OMB Approval
OMB Number: 3235-0060 Expires: April 30, 2015 Estimated average burden hours per response ……...…5.71

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 3, 2014

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-55142	27-2838091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8335 Sunset Blvd., Suite #238, West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 337-9086

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 3, 2014, Crimson Forest Entertainment Group Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with China Film Assist Co., a company organized in The Peoples’ Republic of China (the “Investor”), in a private placement transaction pursuant to which the Company agreed to issue and sell to the Investor an aggregate of 10,000,000 shares of the Company’s Common Stock at a price of $0.50 per share for aggregate gross proceeds of $5,000,000. The Company expects to close the transaction in installments, with 10% of the shares to be purchased upon execution of the Purchase Agreement, 40% of the shares on or before December 15, 2014, and 50% of the shares on or before January 15, 2015.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Purchase Agreement filed as Exhibit 10.1 hereto.

The Company’s press release, dated November 7, 2014, announcing the Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the private placement transaction discussed in Item 1.01 above. The offer and sale of the 10,000,0000 shares of Common Stock under the Purchase Agreement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement between Crimson Forest Entertainment Group Inc. and China Film Assist Co.
99.1	Press Release, dated November 7, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Registrant)

Dated: November 7, 2014	By:	/s/ Jonathan Lim
	Name:	Jonathan Lim
	Title:	Chief Executive Officer

3